As filed with the Securities and Exchange Commission on February 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAPID7, INC.
(Exact name of registrant as specified in its charter)

Delaware	35-2423994
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
120 Causeway Street
Boston, Massachusetts 02114
(Address of principal executive offices) (Zip Code)

Rapid7, Inc. 2015 Equity Incentive Plan
Rapid7, Inc. 2015 Employee Stock Purchase Plan
(Full titles of the plans)

Raisa Litmanovich
General Counsel and Secretary
Rapid7, Inc.
120 Causeway Street
Boston, Massachusetts 02114
(617) 247-1717
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nicole Brookshire, Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by Rapid7, Inc. (the “Registrant”) for the purpose of registering (i) an additional 2,539,878 shares of Common Stock issuable pursuant to the Rapid7, Inc. 2015 Equity Incentive Plan (the “2015 EIP”) and (ii) an additional 634,969 shares of Common Stock issuable pursuant to the Rapid7, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2015 EIP and 2015 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2015 (File No. 333-205716), October 13, 2015 (File No. 333-207395), March 10, 2016 (File No. 333-210082), March 9, 2017 (File No. 333-216566), March 8, 2018 (File No. 333-223525), February 28, 2019 (File No. 333-229960), February 28, 2020 (File No. 333-236766), February 26, 2021 (File No. 333-253566), February 24, 2022 (File No. 333-262983), February 24, 2023 (File No. 333-270002) and February 26, 2024 (File No.333-277355). This Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Commission on February 28, 2025; and

(b) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on July 13, 2015, including any amendment or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 and incorporated herein by reference).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1(4)	Rapid7, Inc. 2015 Equity Incentive Plan, as amended.
99.2	Amendment No. 1 Rapid7, Inc. 2015 Equity Incentive Plan (filed herewith)
99.3(5)	Rapid7, Inc. 2015 Employee Stock Purchase Plan.
107.1	Filing Fee Table (filed herewith).

(1)Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020, and incorporated herein by reference.
(2)Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2020, and incorporated herein by reference.
(3)Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended, and incorporated herein by reference.
(4)Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 13, 2015 and incorporated herein by reference.
(5)Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on July 6, 2015 (File No. 333-204874), as amended, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 28, 2025.
RAPID7, INC.

/s/ Tim Adams
By:	Tim Adams

Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corey Thomas and Tim Adams, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Corey E. Thomas	Chief Executive Officer and Director	February 28, 2025
Corey E. Thomas	(Principal Executive Officer)

/s/ Tim Adams	Chief Financial Officer	February 28, 2025
Tim Adams	(Principal Financial Officer)

/s/ Scott Murphy	Chief Accounting Officer	February 28, 2025
Scott Murphy	(Principal Accounting Officer)

/s/ Michael Berry	Director	February 28, 2025
Michael Berry

/s/ Marc Brown	Director	February 28, 2025
Marc Brown

/s/ Judy Bruner	Director	February 28, 2025
Judy Bruner

/s/ Benjamin Holzman	Director	February 28, 2025
Benjamin Holzman

/s/ J. Benjamin Nye	Director	February 28, 2025
J. Benjamin Nye

/s/ Thomas Schodorf	Director	February 28, 2025
Thomas Schodorf

/s/ Reeny Sondhi	Director	February 28, 2025
Reeny Sondhi